Exhibit 8.1

Hogan Lovells US LLP 1601 Wewatta Street Suite 900 Denver, CO 80202 T +1 303 899 7300 F +1 303 899 7333 www.hoganlovells.com

March 20, 2017

Board of Directors

UnitedHealth Group Incorporated

9900 Bren Road East

Minnetonka, MN 55343

Ladies and Gentlemen:

This opinion is being delivered to you pursuant to Section 6.14 and Annex A of the Agreement and Plan of Reorganization dated as of January 7, 2017 (the “Reorganization Agreement”), by and among Surgical Care Affiliates, Inc., a Delaware corporation (“Surgical Care”), UnitedHealth Group Incorporated, a Delaware corporation (“UHG”), Spartan Merger Sub 1, Inc., a Delaware corporation and indirect wholly owned subsidiary of UHG and direct wholly owned subsidiary of Merger Sub 2 (“Purchaser”), and Spartan Merger Sub 2, LLC, a Delaware limited liability company and direct wholly owned subsidiary of UHG (“Merger Sub 2”, and, together with Purchaser, the “Merger Subs”). For purposes of this opinion, (1) the term “Offer” refers to Purchaser’s exchange offer to acquire all outstanding shares of Surgical Care common stock and (2) the term “Mergers” refers to (a) the merger of Purchaser with and into Surgical Care, with Surgical Care surviving the merger as an indirect wholly owned subsidiary of UHG (the “First Merger”) and (b) immediately following the First Merger, the merger of Surgical Care, as the surviving company of the First Merger, with and into Merger Sub 2, with Merger Sub 2 surviving the merger (the “Second Merger”), all as more fully described in the Reorganization Agreement and the Registration Statement on Form S-4 filed by UHG with the Securities and Exchange Commission on February 21, 2017, including the prospectus/offer to exchange, which is a part thereof (as amended, the “Registration Statement”). Unless otherwise indicated, all terms used but not defined herein have the meaning ascribed to them in the Reorganization Agreement.1

In connection with the preparation of this opinion, we have examined and with your consent relied upon (without any independent investigation or review thereof) the following documents (including all exhibits and schedules thereto): (1) the Reorganization Agreement; (2) the Registration Statement; (3) factual representations and certifications made to us by UHG and Surgical Care (the “Tax Certificates”); and (4) such other instruments and documents related to

[1]	All section references are to the United States Internal Revenue Code of 1986, as amended (the “Code”), unless otherwise indicated.

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Board of Directors	-2-	March 20, 2017
UnitedHealth Group Incorporated

the formation, organization and operation of UHG and Surgical Care or to the consummation of the Offer and the Mergers and the transactions contemplated thereby as we have deemed necessary or appropriate. In addition, we have reviewed the form of opinion of counsel received by Surgical Care from Cleary Gottlieb Steen & Hamilton LLP with respect to the tax consequences of the proposed transactions (the “Cleary Opinion”).

Assumptions and Representations

In connection with rendering this opinion, we have assumed or obtained representations (and, with your consent, are relying thereon, without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to or inconsistent therewith) that:

1.        All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion is accurate and completely describes all material facts relevant to our opinion, all copies are accurate and all signatures are genuine. We have also assumed that there has been (or will be by the effective time of the Offer and the Mergers) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

2.        All representations, warranties, and statements made or agreed to by UHG and Surgical Care and by their managements, employees, officers, directors, and stockholders in connection with the Offer and the Mergers, including, but not limited to, (i) those set forth in the Reorganization Agreement, (ii) those set forth in the Registration Statement, and (iii) those set forth in the Tax Certificates, are, or will be, true, complete and accurate at all relevant times.

3.        The Offer and the Mergers will be consummated in accordance with the Reorganization Agreement and as described in the Registration Statement (including satisfaction of all pre-closing covenants and conditions to the obligations of the parties without amendment or waiver thereof).

4.        The Cleary Opinion has been concurrently delivered and not withdrawn.

Opinion – U.S. Federal Income Tax Consequences

Based upon and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Offer and the Mergers, taken together, will constitute a reorganization within the meaning of Section 368(a) of the Code.

In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

Board of Directors	-3-	March 20, 2017
UnitedHealth Group Incorporated

1.        This opinion represents and is based upon our best judgment regarding the application of relevant current provisions of the Code and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the United States Internal Revenue Service (the “IRS”) in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinion. Neither UHG nor Surgical Care has requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws after the effective time of the Offer and the Mergers.

2.        This letter addresses only the specific tax opinion set forth above. This letter does not address any other federal, state, local or foreign tax consequences that may result from the Offer and the Mergers or any other transaction (including any transaction undertaken in connection with the Offer and the Mergers).

3.        Our opinion set forth herein is based upon the description of the contemplated transactions as set forth in the Reorganization Agreement and the Registration Statement. If the actual facts relating to any aspect of the transactions differ from this description in any material respect, our opinion may become inapplicable. No opinion is expressed as to any transaction other than those set forth in the Reorganization Agreement and the Registration Statement or to any transaction whatsoever, including the Offer and the Mergers, if all the transactions described in the Reorganization Agreement and the Registration Statement are not consummated in accordance with the terms of the Reorganization Agreement and the Registration Statement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

Sincerely yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP